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                                                                    EXHIBIT 23.9

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Adobe Systems Inc.
1585 Charleston Road
Mountain View, CA 94039

Dear Sirs:

    We hereby consent to the inclusion of the Registration Statement on Form S-4, relating to the proposed merger of Frame Technology Corporation with J Acquisition Corporation, a wholly-owned subsidiary of Adobe Systems
Incorporated, to our opinion letter appearing as Annex C to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: GEORGE F. BOUTROS_________________
                                             George F. Boutros
                                             MANAGING DIRECTOR